UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 15, 2007

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Form 10-Q for the period ended June 30, 2007, the Company previously reported Gretchen Verdugo’s leave of absence with an expected duration of about September 15, 2007.  Joseph R. Tomkinson, the Company’s Chairman and Chief Executive Officer, is continuing to perform the functions of the principal financial officer while Gretchen Verdugo, the Company’s Executive Vice President and Chief Financial Officer, continues to be out due to an illness.  Ms. Verdugo’s medical leave of absence has been extended until October 15, 2007; however, it could be further extended for an indefinite period of time.  Further information regarding Mr. Tomkinson, his business experience and arrangements with the Company are hereby incorporated by reference from the sections entitled “Information Concerning Director Nominees” and “Employment Agreements” of the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2007.

Item 8.01               Other Events.

On September 18, 2007, the Company issued a press release reporting that it is currently exiting certain business operations, which include warehouse lending, commercial lending and substantially all of its mortgage lending, except for certain corporate owned retail facilities which are originating conforming mortgage loans from the Pinnacle acquisition.  A copy of the press release is attached to this Form 8-K as exhibit 99.1 and is incorporated herein by reference.

Exhibit 9.01          Financial Statements and Exhibits.

(d) Exhibits

99.1                         Press Release Dated September 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 20, 2007

	By:	/s/	Ronald Morrison
	Name:		Ronald Morrison
	Title:		Executive Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated September 18, 2007